UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021

Decarbonization Plus Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	001-40000	85-4197795
(State or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2744 Sand Hill Road, Suite 100 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

(212) 993-0076

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant	DCRNU	Nasdaq Capital Market
Class A Common stock, par value $0.0001 per share	DCRN	Nasdaq Capital Market
Warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DCRNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Decarbonization Plus Acquisition Corporation II, a Delaware corporation (the “Company”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The amended and restated certificate of incorporation of the Company (the “Charter”) provides that, prior to the consummation of the Initial Business Combination, the Company shall provide all holders of shares of Class A common stock, par value $0.001 per share, of the Company (“Class A common stock”) included as part of the units sold in the Company’s initial public offering (the “Offering Shares”) with the opportunity to have their Offering Shares redeemed upon the consummation of the Initial Business Combination pursuant to, and subject to the limitations of, the terms of the Charter; provided, however, that the Company shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, (or any successor rule) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Initial Business Combination.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In the Company’s (i) balance sheet as of February 8, 2021 included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2021, (ii) financial statements as of March 31, 2021 and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 28, 2021, and (iii) financial statements as of June 30, 2021 and for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 18, 2021  (collectively, the “Financial Statements”), the Company classified a portion of the Offering Shares in permanent equity, or total stockholder’s (deficit) equity. Although the Company did not specify a maximum redemption threshold, the Charter provision described above does not permit the Company to redeem Offering Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Management has now determined, after consultation with its advisors, that the Offering Shares can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Accordingly, the Company’s management has concluded that the Company should present all Offering Shares as temporary equity and recognize accretion from the initial book value to redemption value at the time of the Company’s initial public offering and in accordance with ASC 480.

On November 22, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Company’s Offering Shares in temporary equity. As such, the Company intends to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 reflecting this reclassification (the “Amended Third Quarter 10-Q”). The adjustments to the Financial Statements will be set forth through expanded disclosure in the financial statements included in the Amended Third Quarter 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	DECARBONIZATION PLUS ACQUISITION CORPORATION II

	By:	/s/ Peter Haskopoulos
	Name:	Peter Haskopoulos
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary